                                                                     Exhibit 4.6
                  SERIES E PREFERRED STOCK PURCHASE AGREEMENT

     THIS SERIES E PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 18th day of June, 1999 (the "Effective Date"), by and between MAXYGEN, INC., a Delaware corporation (the "Company") and ASTRAZENECA HOLDINGS, B.V., a corporation organized under the laws of The Netherlands (the "Investor") and for purposes of Sections 1.3, 1.4 and 4, Zeneca Limited, a corporation organized under the laws of the United Kingdom ("Zeneca").

                                    RECITALS
                                    --------

     A. The Board of Directors of the Company has adopted the Certificate of Designations, Preferences and Rights of the Company's Series E Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designations").

     B. The Company and the parent of the Investor, Zeneca, have entered into a Research and Development Collaboration Agreement of even date herewith (the "Collaboration Agreement").

     C. The Company desires, as part of the strategic alliance between Zeneca and the Company, to sell 800,000 shares of Series E Preferred Stock to the Investor, and the Investor desires to purchase such shares on the terms and subject to the conditions set forth in this Agreement.

     In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the Company and the Investor mutually agree as follows:

     1.  Purchase and Sale of Securities.

         1.1 Sale and Issuance of Series E Preferred Stock. Subject to the terms
             ----------------------------------------------
and conditions of this Agreement, the Investor agrees to purchase and the Company agrees to sell and issue to the Investor at Closing (as that term is hereinafter defined), 800,000 shares (the "Preferred Shares") of the Company's Series E Preferred Stock, $0.0001 par value per share (the "Series E Preferred"), for a purchase price of $6.25 per share.

         1.2 Closing. The closing of the purchase and sale of the Preferred
             --------
Shares (the "Closing") shall take place by facsimile as soon as possible but in no event later than the date that is 10 business days following the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). At the Closing, the Company shall deliver to the Investor a certificate representing the Preferred Shares against delivery to the Company by the Investor of a certified, cashier's or official bank check or immediately available funds by wire transfer to an account designated by the Company in the amount of $5,000,000.

         1.3 Option to Purchase Additional Shares.
             ------------------------------------
             a) Upon the terms and subject to the conditions of this Agreement, Zeneca shall have the option (the "Option") to purchase, or to procure the purchase by the Investor of, on or before each of the second through the fifth anniversary dates of the Effective Date the nearest whole number of the Company's securities equal to $3,000,000 divided by the applicable share price as set forth below. In each instance, at least 90 days but not more than 120 days prior to the next immediate anniversary of the Effective Date, the Company shall provide Zeneca with notice that Zeneca must elect either to pay high-technology patent enhancement funding pursuant to the terms of the Collaboration Agreement or to exercise the Option, and within 30 days of such notice Zeneca shall notify the Company of its election to pay either high-technology patent enhancement funding or to exercise the Option.

            (b) Until the initial public offering (the "IPO") of the Company's securities, upon the exercise of the Option, the Company shall (i) issue, sell and deliver to Zeneca or to the Investor, as applicable, shares of a series of its Preferred Stock with rights, preferences and privileges, taken as a whole, substantially similar to those of the Certificate of Designations for the Series E Preferred (including a conversion price resulting from the price paid for such Preferred Stock as set forth below and calculated using procedures substantially similar to those contained in Section A(5)(b) of the Certificate of Designations for the Series E Preferred and liquidation and dividend preferences based on the price paid for such Preferred Stock as set forth below that are comparable to those of the Series E Preferred) and (ii) grant registration rights with respect to such shares (subject to the approval required pursuant to Section 13 of the Registration Rights Agreement dated as of March 17, 1997 between the Company and certain stockholders of the Company, as amended) substantially similar to those set forth in the Fourth Amendment to the Registration Rights Agreement attached hereto as Exhibit D. The price to be paid for each such share shall be equal to 150% of the fair market value based on the price paid by qualified investors in the Company's most recent preferred stock financing that has aggregate gross proceeds of at least $4,000,000 and of which a majority of the shares are purchased by investors other than entities or their Affiliates entering into collaborative arrangements or agreements with the Company; provided that the Company shall have closed such financing not more than 270 days before the applicable anniversary date. In the event no such financing has been closed within such period, the Company and Zeneca or the Investor shall negotiate in good faith to arrive at a reasonable purchase price for such Preferred Stock, and if the Company and

Zeneca or the Investor cannot reasonably and in good faith agree on the purchase price, then the Option to purchase the Company's securities during such year (but not in subsequent years) shall terminate. After the Company's IPO, upon exercise of the Option, the Company shall issue, sell and deliver to Zeneca or the Investor, as applicable, shares of its Common Stock at a per share price equal to 150% of the average of the high and low trading prices of the Common Stock as reported in The Wall Street Journal for each of the 30 trading days ending on the third trading day before the applicable anniversary date.

            (c) For tax or other valid purposes, Zeneca shall have the right to designate an Affiliate, other than the Investor, to exercise the Option; provided that Zeneca shall have received the prior written consent of the Company, which consent shall not be unreasonably withheld.

            (d) Notwithstanding the above, the foregoing Option shall terminate upon the termination of the Collaboration Agreement.

            (e) "Affiliate" shall mean any corporation or other entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the designated party but only for so long as such relationship exists. For purposes of this definition, "control" shall mean ownership of at least 50% (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the shares of capital entitled to vote for directors in the case of a corporation and at least 50% (or such lesser percent as may be the maximum that may be owned by foreign interests pursuant to the laws of the country of domicile) of the interests in profits in the case of a business entity.

            (f) Any securities acquired by Zeneca or the Investor pursuant to the exercise of the Option under this Section 1.3 shall be referred to hereinafter as "Additional Shares."

        1.4 Subsequent Closings. Each closing of the purchase and sale of
            -------------------
Additional Shares upon exercise of the Option (a "Subsequent Closing") by Zeneca or the Investor, as applicable, pursuant to Section 1.3 shall take place on the fifth day after the applicable anniversary date or such later date as all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States, of any state or any other applicable jurisdiction, including without limitation, the termination of the applicable waiting period under the HSR Act, that are required in connection with the lawful issuance and sale of the Additional Shares pursuant to this Agreement shall have been duly obtained. Each Subsequent Closing shall be subject to the satisfaction of the conditions of the Company and Zeneca or the Investor, as applicable, in Sections 6 and 7,

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respectively, or the waiver in writing of such conditions by the other party, as such conditions may be applicable to the purchase and sale of Additional Shares.

      2. Representations and Warranties of the Company.

         The Company represents and warrants to the Investor that:

         2.1 Organization and Standing. The Company is a corporation duly
             --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to transact business as a foreign corporation in every other jurisdiction in which the absence of such qualification might reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or property of the Company.

         True and accurate copies of the Company's Certificate of Incorporation, in the form of Exhibit B attached hereto and made a part hereof (the "Certificate of Incorporation"), and Bylaws, in the form of Exhibit C attached hereto and made a part hereof (the "Bylaws"), each as amended and in effect immediately prior to the Closing, have been delivered to the Investor and the Investor hereby acknowledges receipt thereof.

         2.2 Capitalization. The authorized capital of the Company will consist
             ---------------
as of June 18, 1999 of:

         (a) Preferred Stock: 25,000,000 shares of Preferred Stock, $0.0001 par
             ----------------
value per share, of which 2,800,000 have been designated as Series A Preferred, 2,795,000 of which are outstanding, 3,666,667 have been designated as Series B Preferred, 3,666,667 of which are outstanding, 1,000,000 have been designated as Series C Preferred, 1,000,000 of which are outstanding, 3,636,364 have been designated as Series D Preferred, 3,636,364 of which are outstanding and 800,000 have been designated Series E Preferred, none of which are outstanding. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred are stated in the Certificate of Incorporation and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws.

         (b) Common Stock: 50,000,000 shares of Common Stock, $0.0001 par value
             ------------
per share, 9,303,750 of which are outstanding.

         (c) Other Rights with Respect to Securities. As of June 10, 1999 the
             ----------------------------------------
Company had reserved 6,000,000 shares of Common Stock (net of repurchases) for issuance to employees, directors and officers of, and consultants to, the Company pursuant to the 1997 Stock Option Plan, of which options to purchase 3,899,770 shares were outstanding. Aside from these stock options, there are no subscriptions, warrants, conversion privileges, preemptive rights or other rights (contingent or otherwise) currently outstanding to purchase any of the authorized but unissued capital stock of the Company, except for (i) the rights created by this Agreement (including rights described in any Schedule or Exhibit to this Agreement) or (ii) the rights created in the Certificate of Incorporation with respect to the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred. Except as set forth herein or in Schedule 2.2(c) attached hereto, the Company has no obligation to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Certificate of Incorporation, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof.

        2.3 Subsidiaries. The Company does not directly or indirectly own any
            -------------
shares of capital stock or any equity or other participating interest in or control any other corporation, partnership, limited liability company, joint venture or other business association or entity (each, a "Person").

        2.4 Authorization. The Company has all requisite corporate power and
            -------------
authority as proposed to be conducted, and to execute, deliver and perform this Agreement. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under the Agreement and for the authorization, issuance and delivery of the Preferred Shares and the Option being issued under this Agreement, the Additional Shares issuable upon exercise of the Option and the Common Stock issuable upon conversion of the Preferred Shares and the Additional Shares (the "Conversion Shares") has been or will be taken prior to or concurrently with the Closing, or prior to or concurrently with Subsequent Closings. The Agreement, when executed and delivered by the Company (and assuming the due authorization, execution and delivery by the Investor), shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification may be limited by public policy.

        2.5 Validity of Stock. The Preferred Shares have been duly authorized
            -----------------
and, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, will be issued in compliance with all applicable federal and state securities laws and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in the Certificate of Designations or this Agreement. The Additional Shares, when issued, sold and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, will be issued in compliance with all applicable federal and state securities laws and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in any applicable certificate of designations or this Agreement. The Conversion Shares issuable upon conversion of the Preferred Shares have been (or, prior to Closing will be), duly and validly reserved for issuance upon conversion of the Preferred Shares and, upon issuance in accordance with the provisions of the Certificate of Designations shall be validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in the Certificate of Designations or this Agreement. If applicable, the Conversion Shares issuable upon conversion of the Additional Shares shall be prior to any applicable Subsequent Closing duly and validly reserved for issuance upon conversion of the Additional Shares and, upon issuance in accordance with the provisions of any applicable certificate of designations shall be validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in any applicable certificate of designations or this Agreement.

        2.6 Financial Statements; Liabilities. The Company has made available to
            ----------------------------------
the Investor its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1998 and for the fiscal year ended December 31, 1998 and its unaudited quarterly financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments in the case of the March 31, 1999 financial statements. Except as set forth in the Financial Statements, the Company as no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually, or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the

Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles. The Company's independent auditor is Ernst & Young, L.L.P., and the Company will continue to retain as its auditor a nationally-recognized auditing firm.

        2.7 Title to Property and Assets; Leases. The Company has good and
            -------------------------------------
marketable title to its property and assets, free and clear of all mortgages, liens, charges, claims and encumbrances except for: (i) inchoate liens for current taxes not yet delinquent; (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; (iii) liens in respect of pledges or deposits under worker's compensation laws or similar legislation; or
(iv) possible minor defects in title, none of which, individually or in the aggregate, materially detracts from the value of the property or assets subject thereto or materially impairs the use of such property or assets. With respect to the property and assets leased by the Company, all such leases are valid, effective and enforceable in accordance with their respective terms, there does not exist thereunder any default or event or condition which, after the giving of notice, lapse of time or both, would constitute a material default thereunder and the Company, to the best of its knowledge, holds a valid leasehold interest free and clear of any liens, charges, claims and encumbrances, subject only to those items set forth in clauses (i) through (iv) of the preceding sentence.

        2.8 Governmental Consents. All consents, approvals, orders or
            ---------------------
authorizations of, or registrations, qualifications, designations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing, except that any notices of sale required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), or any state securities law authority pursuant to applicable blue sky laws may be filed within the applicable periods therefor.

        2.9 Compliance with Other Instruments. The Company is not and will not
            ---------------------------------
at the Closing be in violation of any provisions of its Certificate of Incorporation or Bylaws, each as amended and in effect as of the Closing, or in any material respect of any provision of any indenture, instrument or contract to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a material default under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the material properties or assets of the Company. There is no such provision that materially and adversely affects, or in the future will (so far as the Company can now foresee) materially and adversely affect, the Company or its assets.

        2.10 Litigation; Compliance with Laws. There is no action, suit, claim,
             ---------------------------------
governmental investigation, arbitration or other legal or administrative proceeding pending or, to the reasonable knowledge of the Company, threatened against the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the Company's reasonable best knowledge there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is known to or as has been served upon the Company. There is no action or suit by the Company pending or threatened against any other party. The Company has complied with all laws, rules, regulations and orders applicable to its current business, operations, properties, assets, products and services which, if not complied with, would have a material adverse effect on the Company or its assets. The Company has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted which, if not obtained, would have a material adverse effect on the Company. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal or state, that would prohibit or restrict the Company from, or otherwise materially and adversely affect the Company in conducting its business in any jurisdiction in which it currently conducts or proposes to conduct its business.

        2.11 Employment; No Conflicting Agreements. Each current employee of the
             --------------------------------------
Company has entered, and each future employee will enter, into a Confidential Information, Secrecy and Invention Agreement substantially in the form provided to the Investor, and each current consultant of the Company has entered, and each future consultant will enter, into a Consultant Services Agreement substantially in the form provided to the Investor (collectively, the "Invention Agreements"). To the knowledge of the Company based on the representations made by each employee and consultant in the Invention Agreements and except as set forth in the Schedule 2.11, no employee of or consultant to the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the Company's business as currently conducted and as proposed to be conducted. Neither the execution and delivery of this Agreement, nor the carrying on of the Company's business by such persons as such business is currently conducted and proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, agreement or other instrument under which any of the officers, directors or employees of the Company is now obligated.

        2.12 Proprietary Information of Third Parties. No third party has made a
             -----------------------------------------
claim against the Company or, to the reasonable knowledge of the Company, has reason to make a claim against the Company that any person employed by or engaged as a consultant, agent or representative of the Company has (i) violated or may be violating any of the terms or conditions of his or her employment, noncompetition or nondisclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. To the reasonable knowledge of the Company, no person employed by or engaged as a consultant, agent or representative of the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any third party, other than in those instances where a third party has given the Company or such person the permission or right to use such trade secrets or proprietary information, and to the reasonable knowledge of the Company, no person employed by or engaged as a consultant, agent or representative of the Company has violated any confidential relationship that such person may have or have had with any third party, in connection with the development or sale of any proposed service or product of the Company.

        2.13 Tax Returns and Payments. All federal, state and local tax returns
             -------------------------
and reports of the Company required by law to be filed have been duly filed and amounts equal to all taxes and other fees which are shown as due thereon have been paid. No material deficiency, assessment or proposed adjustment of the Company's federal, state or local income or franchise taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (i) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (ii) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

        2.14 Corporate Records. All material transactions to date to which the
             ------------------
Company is or has been a party or in which it is or has been otherwise involved have been fairly reflected in its financial records and other appropriate corporate books and records.

        2.15 Employee Matters. The Company has not maintained or contributed to
             -----------------
nor is it required to contribute to any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA") or any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is subject to the funding requirements of Title I, Subpart B, Part 3 of ERISA. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

        2.16  Patents and Other Proprietary Rights.
              -------------------------------------
         (a) To the knowledge of the Company, (i) the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and proprietary rights ("Intellectual Property") necessary for its business as now conducted and proposed to be conducted, and (ii) the Company's Intellectual Property does not conflict with or constitute an infringement of the rights of others.

         (b) Except as set forth on Schedule 2.16(b), there are no outstanding options, licenses, or agreements of any kind relating to the matters listed in subsection 2.16(a) or that grant rights to any other person to manufacture, license, produce, assemble, market or sell the Company's products, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, and processes of any other person or entity.

         (c) The Company has not received any communications alleging that the Company or its employees has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or any proprietary rights of any other person or entity.

         (d) The Company shall exercise reasonable efforts to protect its Intellectual Property against unlawful violation or infringement by a third party.

        2.17 Environmental and Safety Laws. The Company is not in material
             ------------------------------
violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and, based on the Company's business as currently conducted, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

        2.18 Insurance. The Company has in effect insurance covering risks
             ----------
associated with its business in such amounts as are customary in its industry for an entity at the Company's stage of development.

        2.19 Brokers and Finders. Other than the Company's retention of Verdant
             --------------------
Partners, neither the Investor nor the Company has engaged or authorized any broker or finder or other third party to act on behalf of the Investor or the Company, directly or indirectly, as a broker or finder in connection with this Agreement, or has consented or acquiesced in anyone so acting, and neither the Investor nor the Company knows of any claim for compensation from any such broker or finder or other third party for so acting on behalf of the Company or the Investor or of any basis for such a claim other than the fee payable to Verdant Partners for which the Company is solely responsible and which will be paid or otherwise accounted for in a manner consistent with Section 7.6 hereof.

        2.20 Private Sale. Neither the Company nor any Person authorized or
             -------------
employed by the Company as an agent, broker or dealer or otherwise (each, a "Company Agent") has sold, offered for sale, solicited an offer to purchase or otherwise negotiated or sought to negotiate with any other Person concerning any of the Series E Preferred or other securities of the Company so as to bring the sale and issuance of the Preferred Shares or Conversion Shares as contemplated by this Agreement within the provisions of Section 5 of the Act. Neither the Company nor any Company Agent will, after the date of this Agreement, take any action including, without limitation, any negotiation, solicitation, offer, sale or issuance of any security of the Company under any circumstance that might require the integration of such the offer or sale of such security with the offer or sale of the Preferred Shares or Conversion Shares under the Act, rules and regulation of the SEC promulgated thereunder or applicable state securities laws or rules and regulation. Subject to the timely filing by the Company with the SEC of a Form D Notice of Sale under the Act and any notice required under applicable state securities laws, and assuming the accuracy of the representations of the Investor in Section 3 of this Agreement, the issuance and sale of the Preferred Shares and the Conversion Shares will be exempt from the registration requirements of the Act and any applicable state securities laws.

        2.21 Disclosure. Neither this Agreement nor any Schedule or Exhibit
             -----------
attached hereto, or any certificate, letter or other instrument or document referred to herein and furnished to the Investor by the Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in the light of the circumstances under which they were made, not misleading.

         3. Representations and Warranties of the Investor. The Investor represents and warrants to the Company that:

        3.1 Authorization. All action on the part of the Investor, its directors
            --------------
and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement has been (or will be) taken prior to or concurrently with the Closing. This Agreement, when executed and delivered by the Investor (and assuming the due authorization, execution and delivery by the Company) shall constitute legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification may be limited by public policy.

        3.2 Compliance with Other Instruments. The execution, delivery and
            ----------------------------------
performance of this Agreement by the Investor will not conflict with or result in a violation of any provision of the Investor's Articles of Incorporation or Bylaws, each as amended to the date of this Agreement.

        3.3 Investment Representations.
            ---------------------------
            This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the acceptance hereof the Investor hereby confirms, that the Preferred Shares, the Option and, when issued, the Additional Shares and the Conversion Shares (collectively, the "Securities"), will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Securities under the Act or pursuant to a valid exemption from such registration requirements, and the Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities.

           (a) The Investor understands that the Preferred Shares are not, and any Additional Shares or Conversion Shares at the time of issuance may not be, registered under the Act, on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is being made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering and is similarly exempt under any other applicable securities laws, and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Investor does not have any such intention.

            (b) The Investor represents that it is experienced in evaluating and investing in companies in a similar stage of development as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Investor further represents that it has had access, during the course of the transaction and prior to the purchase of the Securities, to information concerning the Company and that it has had during the course of the transaction and prior to the purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and the Company's business, management and financial affairs, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

             (c) The Investor represents that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act.

             (d) The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act and any applicable state securities laws, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Act unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about the Company. Such information is not now available and the Company has no current plans to make such information available. The Investor represents that, in the absence of an effective registration statement covering the Securities, it shall not sell, transfer or otherwise dispose of the Securities except in a manner consistent with the representations set forth herein and pursuant to a recognized exemption and then only in accordance with the provisions of Section 3.3(e) hereof.

            (e) The Investor agrees that in no event will it sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of the Securities (other than pursuant to an effective registration statement under the Act and any applicable state securities laws), unless and until the Investor or its proposed transferee shall have furnished to the Company an opinion, in form and substance reasonably acceptable to counsel of the Company, of counsel reasonably acceptable to the Company, that the proposed sale, assignment, pledge, hypothecation, transfer of other disposition of the Securities is exempt from registration under the Act and all applicable state laws. Such opinion shall be prepared at the expense of the Investor or its proposed transferee.

            (f) None of the foregoing shall preclude the right of the Investor to transfer or sell Securities to an Affiliate of Zeneca or of the Investor or to an entity that acquires all or substantially all of the business or assets of Zeneca or the division within Zeneca to which the Collaboration Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise, provided that the Investor complies with the requirements of this Section 3.3.

        3.4 Restrictive Legends.
            -------------------
            (a) All certificates evidencing the Securities shall bear the following legend until such legend is no longer required under the Act:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE LAW DEALING WITH THE REGISTRATION OR TRANSFER OF SECURITIES AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS THE SHARES ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE LAWS OR THE ISSUER HEREOF RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO COUNSEL OF THE ISSUER, THAT THE SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ALL APPLICABLE STATE LAWS.

            (b) The certificates evidencing the Securities shall also bear any legend required by any applicable state securities law or by any other agreement which is binding on the holder of such Securities.

        3.5 Stop Transfer Notation. The Company shall make a stop transfer
            -----------------------
notation regarding the restrictions on transfer of the Securities in its records, and the Securities shall be transferred on the books of the Company only if transferred pursuant to an effective registration statement under the Act covering such Securities or pursuant to and in compliance with the provisions of Section 3.3(e) hereof.

        4. Securities Matters.

           4.1 Standstill Provision. During the five year period commencing on
               ---------------------
the date of this Agreement (the "Standstill Period"), but no later, without the prior written consent of the Company, Zeneca and the Investor will not, and will cause their Affiliates not to, in any manner, directly or indirectly, except as otherwise provided in this Agreement or the Collaboration Agreement: (a) make, effect, initiate or cause (i) whether singly or as part of a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder) (a "Group"), any acquisition of beneficial ownership of any securities of Company or any of its subsidiaries, (ii) any acquisition of any assets of Company or any of its subsidiaries, (iii) any tender offer, exchange offer, merger, business combination or similar transaction involving Company or any of its securities, assets or subsidiaries, or (iv) any "solicitation" of "proxies" (as those terms are used in the proxy rules of the Securities and Exchange Commission); or (b) enter into any discussions, negotiations, arrangement or agreement with any persons other than its representatives, unless provided for by the Company, relating to any of the foregoing.

        4.2 Market Standoff. If requested by the Company and an underwriter of
            ----------------
Common Stock (or other securities of the Company), the Holder (as defined below) shall not sell or otherwise transfer or dispose of Securities for a period of up to 180 days following the effective date of a registration statement under the Act for an offering of the Company's securities. "Holder," as used in this
Section 4, shall mean any entity holding the Securities.

        4.3 Resale of Shares. During the Standstill Period, the Holder shall
            -----------------
sell or otherwise transfer the Securities only (i) pursuant to Rule 144 promulgated under the Act, provided that any such sale shall be subject to the volume and manner of sale limitations set forth in such rule, whether or not legally required, or (ii) pursuant to privately negotiated block sales, in the aggregate not to exceed, 15% of the Securities in any 90 day period in transactions exempt from the registration requirements under the Act, provided, that in no event shall the Holder knowingly make any sale to a person (including such person's Affiliates and any other persons or entities which are to the knowledge of the Investor part of any Group which includes such purchaser or any of its Affiliates), who after giving effect to such sale, would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) capital stock representing more than 5% of the Company's outstanding capital stock.

        4.4 Right of First Refusal. Prior to making any sale or transfer of the
            -----------------------
Securities during the Standstill Period as provided in Section 4.3, except to an Affiliate of Zeneca or of the Investor or to an entity that acquires all or substantially all of the business or assets of Zeneca or the division within Zeneca to which the Collaboration Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise and that agrees to be bound by the obligations of this Section 4, the Holder shall give the Company opportunity to purchase such shares in the following manner:

            (a) The Holder shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the number of shares of Securities proposed to be sold or transferred, the proposed consideration per share therefor (the "Transfer Consideration") and the other material terms upon which such disposition is proposed to be made.

            (b) The Company shall have the right, exercisable by written notice given by the Company to the Holder within 30 days after receipt of such Transfer Notice to purchase all or part of the Securities specified in such Transfer Notice for consideration per share equal to the Transfer Consideration.

            (c) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Securities with respect to which such right has been exercised shall take place within 60 calendar days after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable securities and other applicable laws. Upon exercise of the Company's right of first refusal, the Company and the Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use its reasonable commercial efforts to secure any approvals required in connection therewith.

            (d) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the Holder shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the shares of Securities specified in such Transfer Notice on terms no less favorable to the Investor than the terms specified in such Transfer Notice.

        5.  Covenants of the Parties.

        The Company and the Investor shall use their reasonable best efforts to make all necessary filings required under the HSR Act with respect to this Agreement and the Collaboration Agreement within three business days of the execution of this Agreement. The Company and Investor shall cooperate and consult with each other in connection with the making of such filings, including providing copies of all such documents to the other party and its advisors, prior to the filing, and neither party shall file any such document if the other party shall have reasonably objected to the filing of such document.

The parties agree to seek early termination of the waiting period under the HSR Act. Neither the Company nor the Investor shall consent to any voluntary extension of any statutory deadline or waiting period without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

        6.  Conditions to the Investor's Obligations at the Closing.

            The obligations of the Investor under this Agreement are subject to the satisfaction (or waiver in writing by such Investor) on or before the Closing of each of the following conditions.

        6.1 Performance. The Company shall have performed and complied with
            ------------
all conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

        6.2 Qualifications. All (i) authorizations, approvals or permits, if
            ---------------
any, of any governmental authority or regulatory body of the United States or of any state (including the expiration or termination of any waiting period, or extension thereof, under the HSR Act) that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement and
(ii) the waiver by Affymax Technologies N.V. of its preemptive right for the purchase from the Company of shares of its capital stock pursuant to the Stockholder's Agreement dated as of March 14, 1997 shall have been duly obtained and shall be effective on and as of the Closing.

        6.3 Certificate of Designations. Prior to the Closing, the Company shall
            ----------------------------
have duly adopted, executed and filed with the Secretary of State of Delaware the Certificate of Designations, which shall be in full force and effect without further amendment or modification.

        6.4 Fourth Amendment to Registration Rights Agreement and Consent. The
            --------------------------------------------------------------
Company, the Investor and certain stockholders of the Company shall have entered into the Fourth Amendment to Registration Rights Agreement and Consent attached hereto as Exhibit D.

        6.5 Proceedings and Documents. All corporate and other proceedings in
            --------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Investor and its counsel and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

        6.6 Opinion. There shall have been delivered to the Investor an opinion
            --------
of Heller Ehrman White & McAuliffe, counsel to the Company, in substantially the form of Exhibit E hereto.

         7. Conditions to the Company's Obligations at the Closing.

            The obligations of the Company under this Agreement are subject to the satisfaction (or waiver in writing by the Company) on or before the Closing of each of the following conditions:

        7.1 Performance. The Investor shall have performed and complied with
            ------------
all conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

        7.2 Qualifications. All authorizations, approvals or permits, if any,
            ---------------
of any governmental authority or regulatory body of the United States or of any state (including the expiration or termination of any waiting period, or extension thereof, under the HSR Act) that are required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

         8. Miscellaneous.

        8.1 Entire Agreement. This Agreement and the documents referred to
            -----------------
herein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. All Schedules and Exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        8.2 Governing Law. This Agreement shall be governed by and construed
            --------------
under the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

        8.3 Counterparts. This Agreement may be executed in two or more
            -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.4 Titles and Subtitles. The titles and subtitles used in this
            ---------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.5 Notices. All notices and other communications provided for or
            --------
permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery initially to the address of the recipient party set forth on the signature page of this Agreement and thereafter at such other address, notice of which is given in accordance with the provision of this Section 7.5.

        All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        8.6 Expenses. The Company and the Investor shall pay their own legal
            ---------
fees and other out-of-pocket costs and expenses that they incur with respect to the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

        8.7 Amendments and Waivers. Any party's failure to enforce any
            -----------------------
provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party thereafter from enforcing every other provision of this Agreement. The rights granted to each party herein are cumulative and the exercise of any one or more rights shall not constitute an election or waiver of such party's right to assert all other legal remedies available to it. This Agreement may be amended only by a written instrument signed by both the parties hereto.

        8.8 Assignments. Neither the Company nor the Investor shall assign its
            ------------
rights hereunder or any part thereof to any other person or entity except to an Affiliate of Zeneca or the Investor or to an entity that acquires all or substantially all of the business or assets of Zeneca or the division within Zeneca to which the Collaboration Agreement pertains whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties.

        8.9 No Agency or Partnership. Nothing in this Agreement, its
            -------------------------
provisions, or the transactions, obligations and relationships contemplated hereby shall, in and of itself, constitute the Investor as the agent, employee or legal representative for the Company for any purpose whatsoever, nor shall the Investor hold itself out as such. This Agreement does not create and shall not be deemed to create a relationship of partners, joint venturers, associates or principal and agent between the Investor and the Company, and the Investor acknowledges that it is acting as a principal hereunder.

                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              MAXYGEN, INC.
                              515 Galveston Drive
                              Redwood City, California 94063



                              /s/ Isaac Stein
                              ---------------
                              Isaac Stein
                              Chairman

                              ASTRAZENECA HOLDINGS, B.V.
                              (under power of attorney)
                              -------------------------
                              -------------------------


                              /s/ Lynton D. Boardman
                              ----------------------
                              Signature


                              Lynton D. Boardman
                              ------------------
                              Name (please print)

                              Assistant Secretary, Zeneca Agrochemicals
                              -----------------------------------------
                              Title


                              As to Sections 1.3, 1.4 and 4 only:

                              ZENECA LIMITED

                              -----------------------------------------
                              -----------------------------------------


                              /s/ Lynton D. Boardman
                              ----------------------
                              Signature


                              Lynton D. Boardman
                              ------------------
                              Name (please print)


                              Assistant Secretary, Zeneca Agrochemicals
                              -----------------------------------------
                              Title